Exhibit 10.24

                       AGREEMENT FOR TRANSFER OF OWNERSHIP

      AGREEMENT dated this 8th day of June, 2000 between CP CHEMICALS, INC., a New Jersey Corporation located at 7 Arbor Street, Sewaren, New Jersey, with a corporate office at One Parker Plaza, Fort Lee, New Jersey (hereinafter referred to as "Seller"), and The Township of Woodbridge, a municipal corporation of the New Jersey, with offices at One Main Street, Woodbridge, New Jersey 07095 (hereinafter referred to as "Buyer").

      The "Buyer" and "Seller" may be collectively referred to as the Parties.

      1. PURCHASE AGREEMENT. The Seller agrees to transfer ownership to the Buyer and the Buyer agrees to accept ownership from the Seller, in accordance with the terms of this Agreement, the real property described in paragraph 3.A. below, together with the buildings and all other structures and improvements constructed thereon (hereinafter, the "Property") and including the Equipment described in paragraph 3.B. below (hereinafter, the "Equipment"). All buildings are transferred "as is."

      2. PURCHASE PRICE. The purchase price for the Property, Equipment and all other rights and interests to be transferred in accordance with this Agreement shall be One (1) ($1.00) Dollar.

      3. PROPERTY SOLD.

            A. The Property is known and designated as Block 729, Lot 3; Block 729A, Lot 1; Block 730, Lots 1 and 1B; and Block 731, Lot 1B on the tax map of the Township of Woodbridge, County of Middlesex, State of New Jersey and commonly known as 7 Arbor Street, Sewaren, Woodbridge Township, New Jersey (the "Property") is shown on Exhibit A. A legal description of the Property is annexed hereto as Exhibit B.

            B. The Equipment sold consists of all boilers presently located on the Property, one (1) scale located in the driveway near the office building; the guard trailer and all Equipment located in the wastewater treatment plant. All such Equipment presently exists on the Property and is included in this sale. Seller agrees to provide Buyer with clear title to the Equipment. All Equipment is sold "as is".

      4. PAYMENT OF PURCHASE PRICE. The Buyer will pay the purchase price at Closing.

      5. CASH CLOSING; NO FINANCING CONTINGENCY. The Buyer represents and warrants to Seller that it has or will have sufficient cash at Closing to close the within purchase on the date set forth herein for closing.

      6. TIME AND PLACE OF CLOSING. The Buyer and Seller agree to make a date no later than June 29, 2000 as the date for Closing ("Closing Date"). The Closing will be held at the offices of the Buyer or of the attorney for the Buyer in New Jersey.
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      7. TRANSFER OF OWNERSHIP. At the Closing, the Seller will transfer ownership of the Property and Equipment to the Buyer. The Seller will deliver to Buyer at Closing:

            A.    A properly executed Deed;

            B. A standard Affidavit of Title, as further defined below, and insuring, inter alia, against mechanic's and materialman's liens and stating that, to the best of Seller's knowledge, there are no unrecorded interests in the Property or Equipment of any kind, other than as set forth in the Agreement;

            C. A Corporate Resolution authorizing the sale of the Property and Equipment;

            D. If requested, a FIRPTA Affidavit stating that Seller is not a foreign person;

            E.    The most recent tax, water and sewer bills for the Property;

            F. A payoff letter or release with respect to any mortgages or liens encumbering the Property or the Equipment;

            G. Any and all documents reasonably required by the Buyer's attorney or title company in order to insure title;

            H. A copy of any other document which Seller is required to deliver by this Agreement and which has not been delivered;

            I. Evidence of compliance with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. in accordance with paragraph 29 of this Agreement.

            J. The Indemnification Agreement, properly executed, in the form attached hereto as Exhibit C, to take effect as of the Closing Date.

            K. The Lease, properly executed, referred to in Paragraph 10 and attached as Exhibit D in this Agreement, to take effect as of the Closing Date.

            L.    A bill of sale for all equipment.

      8. TYPE OF DEED.

            A. Seller agrees to provide and the Buyer agrees to accept a deed known as bargain and sale with covenants against grantor's acts, subject to paragraph 14 and including the limitation set forth at Paragraph 44, of this Agreement.

            B. The title to be conveyed must be marketable and insurable, by a title insurance company authorized to do business in New Jersey. If Seller has a copy of a previous


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

title search on the Property, Seller shall provide same to Buyer within ten days of execution of this Agreement. Seller shall, at the same time, provide Buyer with a copy of any searches, as well as the title/registration for any Equipment that are in Seller's possession.

      9. EXPENSES. Seller shall pay the realty transfer fee in connection with the conveyance of the Property. Buyer shall pay for all title, survey and inspection fees (including, without limitation, title insurance premiums, search charges and environmental inspections, if any) incurred by it. Each Party shall bear all other fees, charges and expenses incurred by it, including legal fees of its counsel, without contribution from the other, except as expressly set forth herein.

      10. CONTINGENCIES.

            A. Execution of Lease. Buyer and Seller acknowledge that the execution of the Lease attached hereto as Exhibit D is a material inducement to both Parties for entry into this Agreement. The execution of the Lease attached as Exhibit D by the Township shall occur at the Closing and shall be a contingency to the transfer of title pursuant to this Agreement. Said Lease shall not take effect until the Closing Date.

            B. Inspections. For a period of fifteen (15) days after the date a fully executed copy of this Agreement is delivered to all Parties (the "Inspection Period"), the Buyer may perform a due diligence investigation of the Property, including, but not limited to the structural integrity of the buildings on the Property, past uses of the Property, and the environmental conditions of the Property.

            C. Notwithstanding anything herein to the contrary, if Buyer determines for any or no reason that it will not accept the Property in its "as is" condition, Buyer may terminate this Agreement by providing written notice to Seller on or before fifteen (15) days following the date this Agreement is fully signed and delivered to all Parties.

            D. Seller shall file all applications necessary, at its sole cost and expenses, to obtain from the New Jersey Department of Environmental Protection (the "DEP"), "Innocent Purchaser" status for the Buyer.

            E. This Article 10 shall survive the Closing.

            F. The Parties shall use best efforts to avoid interfering with each others use of the Property when exercising these access rights, and shall follow the reasonable rules and regulations promulgated by the other as to areas under their control. All such rules and regulations should be provided to the other Party in writing.

      11. BUILDING AND ZONING LAWS. The Seller, to the best of its knowledge, states that the Property is in an industrial zone. If the Property cannot be used as an auto impound yard and as a testing laboratory, the Buyer shall have the right to terminate this Agreement during the Inspection Period described above at Paragraph 10.B.


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

      12. FLOOD AREA. The federal and state governments have designated certain areas as "flood areas." Seller and Buyer acknowledge that the Property is located in a flood area. See Exhibit A. Buyer shall secure its own flood insurance at its option.

      13. ACCESS.

            A. Seller's Post Closing Access. The Buyer agrees that Seller shall have a post Closing right of access as more specifically described in the Lease, Exhibit D, to this Agreement, subject to the reasonable rules and regulations established by the Seller from time to time. Buyer also agrees that Seller shall have a right of access to the Property for the purpose of conducting remedial investigation and/or remedial action consistent with Seller's obligation under this Agreement and consistent with Seller's Environmental Obligations as defined in the Lease, Exhibit D. Seller and Buyer agree that Seller's post Closing access rights shall also be memorialized in a form of easement, the terms which shall be agreeable to both Parties. This right shall extend to Seller's agents, representatives and consultants. Before entering the Property, the Seller shall deliver to the Buyer certificates of insurance.

            B. Buyer's Post Closing Access. Seller and Buyer agree that Buyer shall have access to the area leased by Seller pursuant to the terms of the Lease attached as Exhibit D. This right shall extend to Seller's agents, representatives and consultants.

            C. This Article 13 shall survive the Closing.

            D. The Parties shall use best efforts to avoid interfering with each others use of the Property when exercising these access rights, and shall follow the reasonable rules and regulations promulgated by the other as to areas under their control. All such rules and regulations shall be provided to the other Party in writing.

      14. OWNERSHIP. The Seller agrees to transfer and the Buyer agrees to accept title to the Property free of all claims and rights of others, except for the following, provided that such exceptions would not render title unmarketable nor uninsurable as provided herein:

            A. Deed Notice contained in Deed Book 04643P, Pages 236 through 258.

            B. Administrative Consent Order contained in Deed Book 390, Pages 30 through 130.

            C. Possible title claim or riparian rights in State of New Jersey if Property were ever flowed by tidewaters.

            D. The rights of utility companies to maintain pipes, poles, cables and wires over, on and under the Property.

            E. Any other restrictions of record provided: (a) restrictions are not now violated; and (b) violation of such restrictions will not cause a forfeiture or reversion of title.

            F. Such facts as an accurate survey may disclose, provided that title to the Property is insurable as provided herein.


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

      15. RISK OF LOSS. Prior to Closing if there is any damage, Seller shall, at its discretion, have three options: (a) request that Buyer accept the Property in its damaged condition with an agreed upon adjustment at Closing; (b) repair the damage within a reasonable period of time after the date of the casualty but prior to Closing; or (c) terminate the Agreement. If Seller elects option (a), Buyer may terminate the Agreement or, if Buyer accepts Seller's election, the Parties will mutually agree on an adjustment at Closing.

      16. ASSESSMENTS FOR MUNICIPAL IMPROVEMENTS. Certain municipal improvements such as sidewalks may result in the municipality charging property owners to pay for the improvements. Seller represents that to the best of its knowledge there are no pending or forthcoming governmental improvements. All unpaid charges (assessments) against the Property for work completed before the closing will be paid by the Seller at or before the closing. If the improvement is not completed before the closing, then only the Buyer will be responsible. If the improvement is completed but the amount of the charge (assessment) is not determined, the Seller will pay an estimated amount at the closing. When the amount of the charge is finally determined, the Seller will pay any deficiency to the Buyer (if the estimate proves to have been too low), or the Buyer will return any excess to the Seller (if the estimate proves to have been too high).

      17. ADJUSTMENTS AT CLOSING.

            A. At Closing, the Buyer and the Seller shall adjust for sewer charges and water charges and any other adjustments provided for in this Agreement on the Property as of the Closing Date.

            B. At Closing, the Buyer and the Seller shall adjust for real estate taxes as of the day of Closing.

            C. The present insurance coverage and public utility service on the Property shall be terminated as of the Closing Date, and there shall be no proration of insurance premiums or public utility bills. Seller shall fully pay for its insurance and utilities. Seller shall be entitled to receive any rebates related to the present insurance coverage and any utility deposit held by or for the benefit of Seller in connection with any such utility service, if any.

            D. Seller shall remain responsible for all remaining installments of payment due under the March 1991 Administrative Consent Order. This obligation shall survive closing of title.

      18. POSSESSION AND OCCUPANCY.

            A. At the closing the Buyer shall be entitled to possession and no other individual or entity shall have any occupancy rights, except as may otherwise be provided for in the Lease between Buyer and Seller attached as Exhibit D or as set forth herein. Except as provided herein, the Property shall be in broom-clean condition.

            B. Buyer grants the Seller the right to leave equipment listed on Exhibit E (the "Seller's Equipment") in place. The Seller's Equipment shall remain the property of Seller. Buyer shall grant the Seller reasonable access to the Seller's Equipment for the purposes of


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

showing the Seller's Equipment for sale, and for removing the Seller's Equipment. The Seller shall relocate the Seller's Equipment after reasonable notice from the Buyer, if the Buyer needs the space. Seller shall repair any damage caused by the removal of the Seller's Equipment. All Seller's Equipment, except the spray dryer, will be removed from the Property within three (3) years. The Seller shall use commercially reasonable efforts to remove the spray dryer as soon as possible. The Buyer shall not be responsible for any loss or damage to the Seller's Equipment. This Paragraph shall survive closing of title.

      19. RIGHT OF WAYS. Seller has not granted any right of ways or easements, except as disclosed in this Agreement, to any party.

      20. PARTIES LIABLE. This Agreement is binding upon all Parties who sign it and all who succeed to their rights and responsibilities.

      21. RECORDING AND NO SURVIVAL.

            A. Neither this Agreement, nor a memorandum thereof, shall be recorded in any place of public record by Seller or Buyer. Buyer may file a Notice of Settlement.

            B. Except as otherwise provided, none of the provisions of this Agreement shall survive the delivery of the Deed.

      22. NOTICES. All notices under this Agreement must be in writing. The notices must be delivered by nationally recognized overnight carrier; one day U.S. Post Office delivery; mailed by certified mail, return receipt requested; or receipted personal delivery to the Seller at the address written in this Agreement, Attention: Thomas L. Moran, with a copy to Margaret B. Carmeli, Esq., Giordano, Halleran & Ciesla, 125 Half Mile Road, P.O. Box 190, Middletown, New Jersey 07748 (fax: 732-224-6599) and to Buyer at the address written in this Agreement, Attention: Business Administrator, with a copy to Director of Law at the address written in this Agreement. This provision shall survive the Closing.

      23. DEFECTS IN TITLE. If the Seller shall be unable, at the time fixed for closing of title, to convey good and marketable title subject to and in accordance with this Agreement, the Seller is obligated to initiate steps to remove forthwith any defects. If, for any reason, such defects cannot be removed, or should Seller elect not to remove any such defects within forty-five
(45) days from its receipt of notice of the existence of such defects, then the sole obligation of Seller shall be to notify Buyer in writing that the Agreement is terminated. Upon the making of such notice, this Agreement shall wholly cease and terminate and neither Party shall have any further claim against the other by reason of this Agreement. The Buyer may nevertheless, accept such title as the Seller may be able to convey without reduction of the purchase price or any credit or allowance against the same and without any other liability on the part of Seller, or may extend the date to remove any defects.

      24. ASSIGNMENT. This Agreement may not be assigned by either Party without the written consent of the other Party.


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

      25. BROKER. Each Party represents and warrants to the other Party that such Party has not dealt with a broker or brokers in respect of the transaction contemplated by this Agreement. This provision shall survive Closing or termination of the Agreement.

      26. SELLER'S COVENANTS. In addition to the covenants and representations of this Agreement, Seller covenants that it will do the following:

      Seller will maintain the physical condition of the Equipment and Property, including the grounds and all other elements of the Property and operate the Property, in the same condition in which it presently exists through the Closing Date, reasonable wear and tear excepted. Seller will make all ordinary and normal repairs and maintenance of the Property from the date hereof until Closing.

      27. EMINENT DOMAIN. Seller shall give Buyer prompt notice of any actual or threatened taking or condemnation of all or any portion of the Property. In the event that, prior to Closing, all or any portion of the Property, or the loss of use of which would impair the overall use of the Property is taken by eminent domain or notice of such taking is received by Seller, this Agreement may be canceled at Buyer's option, upon which neither party shall have any rights or obligations to the other. Should Buyer elect to proceed to Closing, then Seller shall assign any interest in any sums payable or credit any sums paid as an adjustment. Seller shall not adjust or settle any condemnation award without prior written approval of Buyer which approval shall not be unreasonably withheld or delayed. The provision shall survive the Closing.

      28. SELLER'S REPRESENTATIONS. Seller hereby represents to Buyer, each of which representations shall be true at and shall survive Closing, as follows:

            A. Existence. Seller is a New Jersey corporation duly organized and validly existing in good standing under the laws of the State of New Jersey and has all requisite power and authority to consummate the transactions contemplated hereunder and has made proper corporate proceedings, duly authorized the execution and delivery of this Agreement and the consummation of all transactions contemplated hereunder.

            B. Execution and Performance. The execution and performance of this Agreement shall not be a breach or violation of any Agreement to which the Seller is a party.

            C. Joinder. All persons or entities having a legal or equitable title or interest in the Property (or whose joinder in the Deed would be necessary to convey to Buyer title to the Property as provided in Section 15 hereof) have been identified herein and have executed this Agreement as "Seller."

            D. No Rights to Acquire. No person or entity other than Buyer, or its assignee, has any right or option to acquire the Property or any portion thereof.

            E. Fire and Casualty Damage. As of the date of this Agreement, no portion of the Property or any improvements thereof have been damaged or destroyed by fire or other casualty which have not been fully restored.

            F. Condemnation. Seller has not heretofore received any notice or communications from any governmental unit or other body having the power of eminent domain of any pending or threatened condemnation proceeding or other proceedings in the nature of eminent domain in connection with the Property or any part thereof, nor are any such proceedings pending to the best of Seller's knowledge.

            G. F.I.R.P.T.A. Representations. Pursuant to Section 1445 of the United States Internal Revenue Code, the Seller represents that it is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the U.S. Internal Revenue Code and Income Tax Regulations). Seller further represents that its U.S. employer identification number is 22-154-8721 and that its office address is 7 Arbor Street, Sewaren, New Jersey. Seller agrees to provide to Buyer at closing an affidavit containing all information required by Section 1445 of the U.S. Internal Revenue Code and regulations pursuant thereto if requested by Buyer two (2) weeks before closing.

            H. Ownership. Based on the title policy issued at the time of acquisition of the Property, the Seller is the owner of good and marketable title to the Property.

            I. Adverse Possession. Seller has not acquired title to the Property by adverse possession.

            J. Taxes and Utilities. Seller has paid real property taxes, sewer charges, water bills and utilities on the Property.

            K. Leases. Seller represents that there are no leases, tenants or other occupants respecting the Property, except as set forth in Paragraph 10.

            L. The Private Road. The private road which is on the property of Shell Oil Company, ends at the boundary line of the Property. Shell Oil Company is responsible for maintenance of the road, including repairs and snow plowing. There are no restrictions governing the use of the road.

      29. ENVIRONMENTAL CONDITIONS.

            A. Buyer and Seller acknowledge that the sale of the Property may be subject to compliance with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., the regulations promulgated thereunder and any amending or successive legislation and regulations ("ISRA"). No later than five (5) days from the execution of this Agreement by the last Party to sign, Seller shall submit to the New Jersey Department of Environmental Protection ("DEP") a General Information Notice form, Amended General Information Notice form, Applicability Determination or the equivalent. Seller shall provide Buyer with evidence of compliance with ISRA at Closing which may include, at Seller's election, a Remediation Agreement, Amended Administrative Consent Order or the equivalent; a Non-Applicability Determination; a No Further Action Determination or any combination thereof. Buyer agrees to waive its right, if any, to vacate this transaction under ISRA, as a result of any violation of ISRA by Seller, provided Seller complies with this section A. This section shall survive the closing of title.


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

            B. Buyer acknowledges that the Property is currently the subject of a Deed Notice that contains in Deed Book 04643P, Page 236 to 258 and agrees to take title subject to all restrictions imposed therein. Buyer also agrees to allow Seller to record any modifications to that Deed Notice approved by DEP. Buyer further agrees to comply with all requirements set forth in the recorded Deed Notice. This section shall survive the closing of title.

            C. The Buyer shall accept responsibility for any investigation/remediation required as a result of Buyer's activities on the Property subsequent to closing. This section shall survive the closing of title.

            D. Buyer further advises that it has been provided with a copy of the Administrative Consent Order (the "ACO") between CP Chemicals and the DEP and is aware of the obligations imposed thereunder. The Seller shall be responsible for complying with all obligations under the ACO except as provided herein.

            E. Post Closing, Buyer shall maintain the Groundwater Recovery System and the treatment plant on the Property. Seller shall make its Operations Personnel available to Buyer without cost to the Buyer for a period of sixty
(60) days after closing of title to train Buyer's personnel in the operations of all equipment at the Property.

            F. Buyer agrees that it will obtain all necessary permits and approvals for its use of the Property. Buyer agrees that, commencing on the Closing Date, it will operate and maintain the Groundwater Recovery System as defined in Exhibit F. This section shall survive the closing of title.

            G. Both Parties agree to provide the other with a copy of all documents sent to or received from the DEP within ten (10) business days of receipt or mailing. This section shall survive the closing of title.

            H. Buyer agrees to provide security to prevent unauthorized entry onto the Property for the term of the Lease and thereafter until Seller advises Buyer that such measures are no longer required, in accordance with the requirement of Seller's facility permit issued pursuant to the Resource Conservation and Recovery Act.

            I. Seller shall maintain all financial assurances which may be required by the DEP and which may be adjusted from time to time by the DEP, at anytime, as a result of Seller's responsibilities pursuant to this Agreement. This paragraph shall survive the closing of title.

      30. OBLIGATIONS OF BUYER TO REPORT TRANSACTION-1986 TAX REFORM ACT. Buyer hereby acknowledges and agrees that it shall assume all responsibility for compliance with the transaction reporting requirements of the 1986 Federal Tax Reform Act.

      31. BUYER REPRESENTATIONS. Buyer hereby represents to Seller, each of which representations shall be true at Closing, as follows:

            A. Buyer has all requisite power and authority to consummate the transaction contemplated hereunder and has undertaken proper proceedings to duly authorized the execution


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

and delivery of this Agreement and the consummation of all transactions contemplated hereunder.

            B. The execution and performance of this Agreement shall not be a breach or violation of any agreement to which the Buyer is a Party.

      32. BREACH OF CONTRACT. Seller's damages in the event of a breach by Buyer shall be limited to termination of the Agreement. Buyer's damages in the event of a breach by Seller shall be limited to termination of the Agreement.

      33. ENTIRE AGREEMENT. This Agreement and its Exhibits contains the entire agreement between the Parties, and no agent, representative, or officer of the Parties hereto has authority to make or has made any statement, agreement or representation, either oral or written in connection herewith modifying, adding to or changing the terms set forth herein. No modification of this Agreement shall be binding unless such modification shall be in writing and signed by both Parties.

      34. CONSTRUCTION. The Buyer and the Seller agree that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, exhibits or schedules hereto.

      35. EXECUTION. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

      36. HEADINGS. The section headings herein are for convenience only and shall not be construed to limit or affect any provisions of this Agreement.

      37. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be determined to be devoid or unenforceable by a court of competent jurisdiction, or by law, such determination will not render this Agreement invalid or unenforceable and the remaining provisions hereof shall remain in full force and effect.

      38. CONTRACT DATE/EFFECTIVE DATE. "Contract Date" and "Effective Date" shall be defined as the day on which a fully executed Agreement for Transfer of Real Estate is received by the Buyer or Buyer's attorney.

      39. GOVERNING LAW. This Agreement and all other documents shall be governed by and construed in accordance with the laws of the State of New Jersey and without reference to conflicts of law. In the event that the Seller or Buyer brings any action hereunder in any state or federal court in New Jersey, the Seller or Buyer consents to and confers jurisdiction by such court or courts.

      40. INDEMNIFICATION.

            A. Buyer hereby releases, holds harmless and agrees to defend and indemnify Seller with respect to all actions, causes of action, obligations, expenses, liabilities, losses,


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

penalties, fines, fees (including counsel fees and reasonable costs of investigation and defense) and costs, claims, suits and damages for personal injury, property damage and violation of any federal, state, county or local law, statute, regulation, rule or ordinance which Seller may incur, pay out, be exposed to and/or otherwise be responsible for which arises from or is related to the Property including without limitation as a result of the presence of any Hazardous Materials (as defined hereinafter) and/or violation of any Environmental Law (as defined hereinafter), any conduct, inaction, condition or discharge that: (1) occurs after the Closing Date, except as a result of the presence of any Hazardous Materials (as defined hereafter) and/or the violation of any Environmental Law, as hereinafter defined, which condition or event occurred prior to the Closing Date; or (2) arises or is related to the operation and maintenance or failure to operate and maintain the Groundwater Recovery System on or after the Closing Date.

            B. Seller hereby releases, holds harmless and agrees to defend and indemnify Buyer with respect to all actions, causes of action, obligations, expenses, liabilities, losses, penalties, fines, fees (including counsel fees and reasonable costs of investigation and defense) and costs, claims, suits and damages for personal injury, property damage and violation of any federal, state, county or local law, statute, regulation, rule or ordinance which may incur, pay out, be exposed to and/or otherwise be responsible for which arises from or is related to the Property including without limitation as a result of the presence of any Hazardous Materials (as defined hereinafter) and/or violation of any Environmental Law (as defined hereinafter), any conduct, inaction, condition or discharge that: (1) occurred prior to the conveyance of the Property pursuant to this Agreement, (2) is a result of the presence of any Hazardous Materials (as defined hereafter) and/or violation of any Environmental Law (as defined hereafter) on or before the Closing Date, or (3) occurs as a result of Seller's post Closing activities on the Property.

            C. As used in this Agreement, "Hazardous Material" if any hazardous waste or hazardous substance as defined in any Environmental Law. As used in this Agreement, "Environmental Law" means any and all laws relating to the protection of the environment, human health and safety of any environmental activity including federal, state, county, city and municipal environmental clean up statute, law, rule, regulation or ordinance, decree or interpretation.

            D. This Paragraph shall survive the Agreement.

            E. The indemnification provided for herein shall not be assigned by either Party.

      41. CONFIDENTIAL INFORMATION. Except as precluded by applicable law, any Party may designate any data, information, reports, or documents provided to the other as "Confidential Information." The provisions of this Agreement constitute Confidential Information. Except as required by applicable law or action of governmental agent acting under color of authority, neither Party shall, without the prior written consent of the other Party, disclose any Confidential Information to any third party.

      42. COOPERATION. The Parties agree to cooperate with respect to the execution of documents and/or applications as may be necessary. The Party from whom signature is sought shall be provided a reasonable opportunity to review and comment upon any documents.


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

      43. SUCCESSORS AND/OR ASSIGNS. The covenants, conditions and agreements in this Agreement shall bind and inure to the benefit of Seller and Buyer and, except as provided in this Agreement, their respective permitted successors and assigns.

      44. LIMITATION ON FURTHER CONVEYANCE. Buyer acknowledges that a mutual inducement for Seller's entry into this Agreement is Buyer's agreement not to convey, either by instrument or operation of law, the to Property subject to this Agreement, except to another public entity of the State of New Jersey. Buyer agrees that the deed of conveyance and if requested by Seller, a separate recordable instrument, shall contain a provision restricting Seller from conveying the Property, in whole or in part, except to another public entity of the State of New Jersey, until such time as Seller has received a site-wide No Further Action Determination without conditions and has no affirmative obligation of any kind with respect to the Property by reason of environmental conditions.

SIGNED AND AGREED TO BY:

Attest:                 Date Signed:   TOWNSHIP OF WOODBRIDGE

/s/                     6/8/00         By /s/
---------------------   -----------       --------------------------------------
John M. Mitch                             James E. McGreevey, Mayor
Municipal Clerk


                                       CP CHEMICALS, INC.

                                       Seller

ATTEST:

/s/                     4/18/00        By /s/
----------------------  -----------       --------------------------------------
Secretary                                 Senior Vice President &
                                          Chief Regulatory Officer

                                    Exhibits*

Exhibit A - Property Location
Exhibit B - Legal Description
Exhibit C - Indemnification Agreement
Exhibit D - Lease
Exhibit E - Equipment List
Exhibit F - Description of Groundwater Recovery System
            Appendix 1 - As-Built Site Plan - 1 of 3 and Details - 2 of 6 prepared by Sadat Associates, Inc.
            Appendix 2 - Wastewater Treatment Plant Layout - 2 of 3 and
            Wastewater
            Treatment Plant P& I - 3 of 3 prepared by Sadat Associates, Inc. Appendix 3 - Indirect Discharge Permit
            Appendix 4 - Deed Notice
            Appendix 5 - Easement

* Exhibits omitted

                     ENVIRONMENTAL INDEMNIFICATION AGREEMENT

      CP Chemicals, Inc. a corporation organized under the laws of the State of NewJersey ("Indemnitor"), in consideration of the agreement for Transfer of Ownership (the "Agreement") by the Township of Woodbridge (the "Township" or "Indemnitee"), and for other good and valuable consideration, receipt of which is hereby acknowledged, represents, agrees and covenants, as follows:

      1. Except as otherwise provided, defined terms shall have the same meaning as in the Agreement for Transfer of Ownership to which this document is an Exhibit and the Lease between CP Chemicals, Inc. and the Township of Woodbridge.

      2. This Indemnification Agreement shall supplement, but not supercede Paragraph 40 of the Agreement.

      3. Indemnitor hereby releases, holds harmless and agrees to defend and indemnify the Township with respect to all actions, causes of action, obligations, expenses, liabilities, losses, penalties, fines, fees (including counsel fees and reasonable costs of investigation and defense) and costs, claims, suits and damages for personal injury, property damage and violation of any federal, state, county, or local law, stature, regulation, rule or ordinance which may incur, pay out, be exposed to and/or otherwise be responsible ("claim") for which arises from or is related to the Property including without limitation as a result of the presence of any Hazardous Materials and/or violation of any Environmental Law, any conduct, inaction, condition or discharge that: (i) occurred prior tot he conveyance eof the Property pursuant to the Agreement, (ii) is a result of the presence of any Hazardous Materials and/or violation of any Environmental Law on or before the Closing Date notwithstanding the date of the damage, injury or loss, (iii) occurs as a result of Indemnitor's post Closing activities in the Property, (iv) or is a breach of Indemnitor's representations, warranties or covenants respecting the environmental condition of the Property made herein (collectively "Environmental Losses"). The Township agrees to provide Indemnitor with reasonable notice of its intent to seek indemnification pursuant to thus Paragraph 3. Indemnitor may elect to defense any claim with counsel of its choosing provided said counsel is reasonably acceptable to the Township.

      4. Indemnitor hereby agrees to defend, hold harmless and indemnify the Township against all Environmental Losses, including, but not limited to, all Environmental Losses arising or resulting from actions that: (i) occurred prior to the conveyance of the Property pursuant to the Agreement, (ii) is a result of the presence of any Hazardous Materials and /or violation of any Environmental Law on or before the Closing Date notwithstanding the date of the damage, injury or loss, (iii) occurs as a result of Indemnitor's post Closing activities on the Property, (iv) Indemnitor or any prior owner, tenant or occupant of the Property caused or suffered including a spill, leak, pumping, pouring, emission, emptying, discharge, injection, escape, leaching, dumping or disposal in the environment of any Hazardous Substance, oil or petroleum (any of the foregoing being a "Release") at, upon, under or within the Property in connection with their operations on the Property or any contiguous real estate; (v) involved Indemnitor or any prior owner, tenant or occupant with respect to operations at the Property which lead or could lead to the creation of a lien on such Property under the Environmental Law; or (vi) permitted by Indemnitor or any prior owner, tenant or occupant of the Property with respect to any tenant or occupant of the Property to engage in any activity that could lead to the creation of a Lien on the Property, under the Environmental Law. The Township agrees to provide Indemnitor with reasonable notice of its intent to seek indemnification pursuant to this Paragraph 4. Indemnitor may elect to defend any claim with counsel of its choosing provided said counsel is reasonably acceptable to the Township.

      5. This indemnity encompasses all Environmental Losses, whether foreseeable or unforeseeable, direct or consequential, actual or threatened, including, without limitation, the cost of any required or necessary in section, audit, cleanup, detoxification or similar action, and the preparation of any closure or other required plans, consent orders, license applications or similar processes.

      6. Indemnitor agrees the environmental Losses shall include, without limitation: (I) any loss or damage suffered by the Township, even if the claim or suit resulting in such loss is ultimately determined to be false, or (ii) any liability of Township for damages resulting from the personal injury or death of any Person, and notwithstanding the fact that Indemnitor has paid, or is obligated to pay, such Person (or his/her survivors) under the worker's compensation laws of the State of New Jersey, or any other similar law for the protection of employees.

      7. This indemnity is an original obligation of Indemnitor and is an absolute, unconditional, unlimited, continuing and irrevocable indemnity for Environmental Losses and shall remain in full force and effect without respect to the future changes and conditions, including changes of law or any invalidity or irregularity with respect to this Indemnification Agreement.

      8. This Indemnification Agreement shall continue in full force and effect and shall not expire. This Indemnification Agreement shall not be discharged or affected by the dissolution, amalgamation, any change in the name, business, membership, directorate, powers, partnership, corporate or other business form, winding -up proceedings, proceedings under the Bankruptcy

Code, liquidation, receivership proceedings, the appointment of a receiver or other insolvency proceedings occurring in respect of Indemnitor.

      9. Indemnitor further agreements that the Township shall not be obligated to resort to or exhaust any recourse which Township may have against any other source in respect of any Environmental Losses (such surety and Persons being hereinafter "Third Party Obligor") or against any security therefor before being entitled to claim against Indemnitor. The liability of Indemnitor shall be continuing and enforceable by the Township against Indemnitor with respect to each and every occurrence of Environmental Loss, and nothing shall prevent the ownership, in its sole discretion, from resorting to recourse from other sources first should it so elect.

      10. No delay on the part of Township in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Township of any right or remedy shall preclude any further exercise thereof; nor shall any modification or waiver of any of the provisions of this Indemnification Agreement be binding upon township, except as expressly set forth in writing duly signed and delivered on behalf of Township by an authorized officer or agent. Any failure on the part of Township at any time or times hereafter to require strict performance by Indemnitor or any Third Party Obligor in respect of any Environmental Loss, shall not waive, affect or diminish any right township may have at anytime or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act, failure to act or knowledge on the part of any of its agents, officers or employees of Township, unless such waiver is contained in an instrument in writing signed by such officer or agent or employee and directed to Indemnitor or any third Party Obligor, as may be required, specifying such waiver. No waiver by Township of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action on the part of Township permitted hereunder shall in any way affect or impair the rights of Township or the obligations of Indemnitor under this Indemnification Agreement.

      11. This Indemnification Agreement is independent of, and in addition to, any and all rights of Township against any other Person.

      12. This Indemnification Agreement shall be construed in accordance with the laws of the State of New Jersey. Indemnitor hereby agrees that all actions or proceedings arising directly or indirectly hereunder may, at Township's option, be litigated in Courts having situs within the State of New Jersey, and Indemnitor hereby expressly consents to the jurisdiction of any local, state or federal court located within such State, and consents that any service of process in such action or proceeding may be made by personal service or process upon Indemnitor where Indemnitor may be then located or by certified or registered mail directed to Indemnitor at the address set forth below its signature on the last page of this Indemnification Agreement or such other address as Indemnitor has notified Township of in writing.

      13. In the event that any provision or any part of any provision of this Indemnification Agreement is deemed to be invalid by reason of the operation of any law or by reasoning of the interpretation placed thereon by a court, this Indemnification Agreement shall be construed as not containing such provision or the remainder of such provision, and all of the provision and remainders of provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

      14. Without limiting the generality of any other provision of this Indemnification Agreement, each and every right, remedy and power hereby granted to Township or allowed Township by law or other agreement in respect of Indemnitor shall be cumulative and not exclusive of any other and may be exercised by Township at any time and from time to time.

      15. This Indemnification Agreement shall be binding upon Indemnitor and successors and assigns.

      16. Indemnitor hereby certifies that it has all necessary authority to grant and execute this Indemnification Agreement.

      17. This Indemnification Agreement is not assignable.

      18. The parties agree that there are no third party beneficiaries to this Indemnification Agreement.

      19. This Indemnification Agreement may be signed in counterparts.

      20. This Indemnification Agreement shall be executed by the Township on the Closing Date, shall not take effect until the Closing date and shall be considered null, void and of no effect in the event that Closing and transfer of title does not occur pursuant to the Agreement.

      IN WITNESS WHEREOF, Indemnitor has executed this Indemnity Agreement this ______________ day of ______, 2000.

Attest:                 Date Signed:    TOWNSHIP OF WOODBRIDGE

/s/                     6-8-00          By /s/
----------------------  -----------        -------------------------------------
John M. Mitch                              James E. McGreevey, Mayor
Municipal Clerk


                                        CP CHEMICALS, INC.

Attest:

/s/                     4/18/00         By /s/
----------------------  -----------        -------------------------------------
Secretary                                  Senior Vice President &
                                           Chief Regulatory Officer

                                       LEASE

LANDLORD                               TOWNSHIP OF WOODBRIDGE


TENANT                                 CP CHEMICALS, INC.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 DEMISED PREMISES - TITLE - TERM OF LEASE.............................1
   Section 1.01. Demised Premises..............................................1
   Section 1.02. Title.........................................................2
   Section 1.03. Term of Lease.................................................2
   Section 1.04. Option to Modify or Extend....................................2
   Section 1.05. Recordable Instruments........................................3

ARTICLE 2 USE OF PREMISES......................................................3
   Section 2.01. Use...........................................................3
   Section 2.02. Parking.......................................................3
   Section 2.03. Scale.........................................................4
   Section 2.04. Office........................................................4

ARTICLE 3 RENT AND OTHER CHARGES...............................................4
   Section 3.01. Rent..........................................................4
   Section 3.02. Additional Rent...............................................5

ARTICLE 4 INTENTIONALLY LEFT BLANK.............................................5

ARTICLE 5 UTILITY EXPENSE......................................................5
   Section 5.01. Utility Expense...............................................5
   Section 5.02. Taxes.........................................................6

ARTICLE 6 RIGHT OF ENTRY.......................................................7
   Section 6.01. Landlord's Right of Entry.....................................7
   Section 6.02. Tenant's Right of Entry.......................................7
   Section 6.03. Noninterference...............................................8
   Section 6.04. Easement......................................................8

ARTICLE 7 CHANGES, ALTERATIONS AND ADDITIONS...................................8
   Section 7.01. Tenant's Right to Make Alterations............................8
   Section 7.02. Compliance with Governmental Requirements.....................9
   Section 7.03. Landlord's Cooperation........................................9

ARTICLE 8 AFFIRMATIVE OBLIGATIONS AND COVENANTS OF TENANT.....................10
   Section 8.01. Affirmative Obligations......................................10

ARTICLE 9 WORK AT THE PREMISES................................................10
   Section 9.01. Work at the Premises.........................................10

ARTICLE 10 ENVIRONMENTAL CONDITIONS...........................................11
   Section 10.01. Deed Notice.................................................11
   Section 10.02. Permits and Approvals.......................................11

ARTICLE 11 LANDLORD'S WORK....................................................12
   Section 11.01. Landlord's Work.............................................12

ARTICLE 12 INSURANCE, CASUALTY, CONDEMNATION..................................12
   Section 12.01. Coverages...................................................12
   Section 12.02. Evidence of Insurance.......................................13
   Section 12.03. Fire or Other Casualty......................................13
   Section 12.04. Condemnation................................................14

ARTICLE 13 INDEMNIFICATION....................................................16
   Section 13.01. Tenant's Indemnification of Landlord Against Liability......16
   Section 13.02. Landlord's Indemnification of Tenant Against Liability......16

ARTICLE 14 LANDLORD'S REMEDIES IN EVENT OF TENANT'S DEFAULT OR BANKRUPTCY.....17
   Section 14.01. Events of Default...........................................17
   Section 14.02. Termination of Lease........................................18
   Section 14.03. Landlord's Damages..........................................18
   Section 14.04. No Waiver...................................................18

ARTICLE 15 ASSIGNMENT AND SUBLETTING..........................................18
   Section 15.01. Right of Assignment.........................................18
   Section 15.02. Landlord's Right to Collect Rent............................19

ARTICLE 16 EFFECTIVE DATE.....................................................19
   Section 16.01. Effective Date..............................................19

ARTICLE 17 EXONERATION OF INDIVIDUALS.........................................20
   Section 17.01. Exoneration.................................................20

ARTICLE 18 NOTICES............................................................20
   Section 18.01. Notices.....................................................20

ARTICLE 19 SECURITY...........................................................21
   Section 19.01. Security....................................................21

ARTICLE 20 QUIET ENJOYMENT - CONVEYANCE BY LANDLORD-REPRESENTATIONS BY THE
LANDLORD .....................................................................21
   Section 20.01. Quiet Enjoyment.............................................21
   Section 20.02. Conveyance by Landlord......................................21
   Section 20.03. Representations and Warranties of Landlord..................22

ARTICLE 21 ESTOPPEL CERTIFICATE...............................................23

ARTICLE 22 [INTENTIONALLY LEFT BLANK].........................................23

ARTICLE 23 SURRENDER..........................................................23
   Section 23.01. Conditions of Surrender.....................................23

   Section 23.02. Tenant's Property...........................................23

ARTICLE 24 LEASEHOLD MORTGAGE.................................................24
   Section 24.01. Leasehold Mortgage..........................................24

ARTICLE 25 MISCELLANEOUS......................................................31
   Section 25.01. Submission of Lease.........................................31
   Section 25.02. Governing Law...............................................31
   Section 25.03. Broker......................................................31
   Section 25.04. Savings Clause..............................................32
   Section 25.05. Signs.......................................................32
   Section 25.06. Non-Merger; No Fee Estate Subordination.....................32
   Section 25.07. Parties Bound...............................................33
   Section 25.08. Number and Gender...........................................33
   Section 25.09. Captions....................................................33
   Section 25.10. Counterparts................................................33
   Section 25.11. No Surrender................................................33

ARTICLE 26 CONFIDENTIAL INFORMATION...........................................33
   Section 26.01. Confidential Information....................................33

                                    L E A S E

      THIS INDENTURE OF LEASE (hereinafter called "Lease") dated the day of _______ 2000 by and between, THE TOWNSHIP OF WOODBRIDGE with an address at
________________ (hereinafter referred to as "Landlord"), and CP CHEMICALS, INC. having an address at One Parker Plaza, Fort Lee, New Jersey 07024 (hereinafter referred to as "Tenant"). This Lease shall take effect on the Closing Date, as defined in the Agreement for Transfer of Ownership to which this Lease is an Exhibit. The Landlord and Tenant may be collectively referred to as the Parties.

                              W I T N E S S E T H :

                                    ARTICLE 1

                    DEMISED PREMISES - TITLE - TERM OF LEASE

      Section 1.01. Demised Premises

      In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be observed and performed, Landlord does hereby lease and demise to the Tenant and the Tenant does hereby hire, lease and take from Landlord, for the Term subject to and upon the covenants, terms, agreements and conditions hereinafter set forth, that portion of a certain tract or parcel of land as described and depicted in Exhibit 1 (the "Premises" or "Demised Premises") which is part of a larger tract or parcel of land consisting of approximately fourteen (14) acres lying and being located on Arbor Street, Sewaren, Woodbridge Township, know as Block 729, Lot 3; Block 729A, Lot 1; Block 730, Lots 1 and 1B; and Block 731, Lot 1B on the tax map of the Township of Woodbridge, County of Middlesex, State of New Jersey (the "Property"). The Premises is also commonly known as Areas 1, 5 and 7, the loading pad at Building 19, the loading dock at Building 44, and Building 44. The square footage of the Demised Premises is as follows: Area 1: 2,520 sq. ft.; Area 5: 652 sq. ft.; Area 7: 856 sq. ft.; the loading pad at Building 19: 560 sq. ft.; the loading dock at Building 44: 4,200 sq. ft.; and Building 44: 9,052 sq. ft..

      Together with any and all improvements presently on the Premises.

      Together with all the appurtenances, rights, interests, easements and privileges pertaining to the Premises.

      Section 1.02. Title

      At the commencement of the Term of the Lease, Landlord shall own the fee title to the Demised Premises, subject to restrictions and encumbrances of record, zoning regulations affecting such Premises and any state of facts shown on an accurate survey or as a visual inspection of the Premises would disclose.

      Section 1.03. Term of Lease

      The Term of the Lease shall be ten (10) years commencing on the Closing Date, as defined in the Agreement for Transfer of Ownership to which this Lease is an Exhibit ("Commencement Date") and shall expire ten (10) years thereafter, except to the extent that Tenant continues to require access to satisfy Tenant's Environmental Obligations, as defined herein. As to Tenant's Environmental Obligations, this Lease shall expire when Tenant receives written notice from the applicable governmental agency that its Environmental Obligations are satisfied. Environmental Obligations shall be defined as any obligation imposed on Tenant by a governmental authority under Environmental Laws. Environmental Laws shall be defined as any state, federal, local or county, statute, law, rule or regulation concerning the environment including any permit, order, consent order or other document issued thereunder ("Expiration Date"). The aforesaid period shall be referred to as the "Term" or "Lease Term".

      Section 1.04. Option to Modify or Extend

      Tenant shall have the option to expand or modify the Premises subject to its use by providing Landlord with sixty (60) days advance written notice of a request to modify its leasehold interest. Said notice shall include a description of the property to be included in or excluded from the leasehold, the effective date, and proposed terms and conditions associated with the request. Landlord agrees to review any such request and respond to Tenant, in writing, within thirty (30) days of receipt of Tenant's request.

Landlord's consent to Tenant's request shall not be unreasonably withheld, delayed or conditioned.

      Section 1.05. Recordable Instruments

      Upon the commencement of the Term, Landlord and Tenant shall execute and exchange the following recordable instruments: 1. a form of memorandum of lease;
2. easement documents; and 3. any other recordable instruments required by this Lease. All recordable instruments shall be in a form acceptable to both Parties and shall be approved by both Parties prior to recordation. All costs associated with the preparation, execution and recordation of any recordable instrument shall be paid in full by the Party making the request for the recordable instrument. All recordable instruments shall include a termination date and shall automatically expire no later than the Expiration Date, as defined herein.

                                   ARTICLE 2

                                USE OF PREMISES

      Section 2.01. Use

      The Tenant shall use and occupy the Premises for the uses permitted by Tenant's Hazardous Waste Facility Permit, EPA I.D. No. NJD002141950, N.J. Facility No. 1225H1, attached as Exhibit 2 and storage, preparation and/or transfer of material for market or further development ("Tenant's Use").

      Section 2.02. Parking

      Subject to the following conditions, Tenant shall have access to and use the parking area, at no Additional Rent or other charge, as designated on
Exhibit 3 for the Term of the Lease. Tenant will be allowed a minimum of two (2) parking spaces throughout the Term. Landlord shall have the right to assign parking spaces and limit the number of parking spaces available to Tenant, based on Landlord's use of the Property. Tenant's use of the parking area shall be subject to the reasonable rules and regulations that may be established by Landlord and that shall be provided to Tenant in writing.

      Section 2.03. Scale

      Tenant shall have the right to access and use the scale, at no Additional Rent or other charge, as depicted on Exhibit 3 for the Term of the Lease. Tenant's use of the scale shall be subject to the reasonable rules and regulations that may be established by Landlord and that shall be provided to Tenant in writing. Landlord reserves a right to designate hours during which Tenant may have access to the scale. Landlord shall have no obligation to maintain and/or repair the scale and shall have no liability to Tenant if the scale fails to operate.

      Section 2.04. Office

      Tenant shall have access to and use of an office in the building currently used for offices, at no Additional Rent or other charge, as designated on
Exhibit 3, for the Term of the Lease. Landlord shall designate the area in the office available to Tenant. Tenant's use of the office shall be subject to the reasonable rules and regulations that may be established by Landlord and shall be provided to Tenant in writing.

                                   ARTICLE 3

                             RENT AND OTHER CHARGES

      Section 3.01. Rent

      A. The Annual Rent to be paid by Tenant to Landlord shall be as follows:

      Calendar Year or Portion Thereof          Annual Amount
      --------------------------------          -------------
             1                                  $300,000.00
             2                                  $300,000.00
             3                                  $300,000.00
             4                                  $200,000.00
             5                                  $200,000.00
             6                                  $200,000.00
             7                                  $125,000.00
             8                                  $125,000.00

             9                                  $125,000.00
             10                                 $125,000.00

      B. Said Annual Rent shall be paid in advance on a calendar year basis, without notice or invoice from Landlord. The Annual Amount for year 1 shall be paid in two payments. The first payment shall be in the amount of $150,000 and shall be made upon execution of this Lease by Woodbridge Township on the Closing Date. The second payment shall be made on December 1, 2000 and shall be in the amount of $150,000. Thereafter, the Annual Rent shall be paid yearly on January 1 or the first business day thereafter. Said Annual Rent and all other payments due under this Lease (sometimes herein collectively referred to as "Rent") shall be paid to the Landlord at its address hereinabove first specified, or, to such other payee or address as the Landlord may otherwise direct in writing.

      C. In the event that the Annual Rent is not received by Landlord within fifteen (15) days after the due date, there will be late charge in the amount of eight percent (8%) of the annual amount.

      Section 3.02. Additional Rent

      All payments Tenant is required to make pursuant to this Lease, other than Annual Rent payments shall constitute "Additional Rent" and, if Tenant defaults in any such payment so as to create an Event of Default (as hereinafter defined), Landlord shall have (in addition to any rights and remedies granted hereby) all rights and remedies provided by law for the nonpayment of rent.

                                   ARTICLE 4

                            INTENTIONALLY LEFT BLANK

                                   ARTICLE 5

                                 UTILITY EXPENSE

      Section 5.01. Utility Expense

      Tenant shall bear its own utility costs. Tenant shall, at its election, either arrange for separate electric, water, and gas service at its sole cost or, if Tenant uses the existing electric, water or gas service, Tenant shall reimburse Landlord for Tenant's electric, water, or gas use. Tenant does not intend to use water or natural gas at the Premises. Tenant agrees to reimburse Landlord for any incremental increase in the costs of operating the wastewater treatment plant arising from Tenant's operations.

      Section 5.02. Taxes

      Tenant shall pay, as Additional Rent, the percent of all Real Estate Taxes (as defined below) attributable to the land included in Demised Premises and one hundred 100% percent of the Real Estate Taxes attributable to the buildings in the Demised Premises and to any Improvements constructed on the Demised Premises by the Tenant which may be levied or assessed or which accrue on or after the Commencement Date. For purposes of this Lease, the percent of Real Estate Taxes attributed to the Demised Premises shall be calculated by dividing the amount of Real Estate Taxes by the square footage of the Property and multiplying the result by the square footage of the Demised Premises. Any Real Estate Taxes attributed to Improvements constructed by Tenant shall not be included in this calculation. Tenant acknowledges that the Premises do not constitute a separate independent tax lot but are part of a larger combined tax lot owned by Landlord.

      As used in this Paragraph, the words and terms which follow mean and include the following:

      (i) "Real Estate Taxes shall mean the property taxes which shall or may be levied, assessed imposed, become due and payable, or become liens upon the property of which the Premises forms a part, or arise in connection with the specific use, occupancy or possession of, or become due or payable out of, or for the Premises, or for the Premises or any part thereof, or any buildings or other improvements actually on the Premises, or levied, assigned or imposed upon the rent, as such, payable the Landlord. If due to a future change in the method of taxation prevailing at the date of this Lease, any franchise, income or profit tax or a license fee measured by or based in whole or in part upon the Premises or any portion thereof, shall be levied, assessed or imposed against Landlord in substitution for, or in lieu of, the whole or any part of any tax now levied, assessed or imposed which would otherwise constitute Real Estate Taxes, such franchise, income or profit tax or license fee shall be deemed to be Real Estate Taxed for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed Real Estate Taxes for the purposes hereof. Real Estate Taxes shall also include all fees and expenses, including legal fees, to context and/or challenge any tax assessment.

                                   ARTICLE 6

                                 RIGHT OF ENTRY

      Section 6.01. Landlord's Right of Entry

      For the duration of this Lease, Landlord shall have the right to enter upon the Demised Premises for the purpose of: (1) fulfilling its obligations under the Agreement For Transfer of Ownership to which this Lease is an exhibit including, without limitation, Landlord's obligations under Paragraphs 29 and 40; (2) inspecting Tenant's operations to ensure compliance with this Lease; (3) inspect the Demised Premises; and (4) to carry out any actions ordered by the state, federal or local governments. This access shall include, but not be limited to access the interiors of buildings, the ability to drill wells, collect soil borings, and collect other samples as directed by local, state or federal court or governmental agency.

      Section 6.02. Tenant's Right of Entry

      For the duration of this Lease, Tenant shall have the right to enter upon the Property not included in the Premises for the purpose of: (1) fulfilling its obligations under the Agreement For Transfer of Ownership to which this Lease is an Exhibit; (2) for access post closing as described in

Paragraph 13 of the Agreement For Transfer of Ownership to which this Lease is an Exhibit; (3) to carry out any actions ordered by the state, federal or local governments; and (4) as may otherwise be necessary under this Lease including without limitation, to access the Premises. This access shall include, but not be limited to access the interiors of buildings, the ability to drill wells, collect soil borings, and collect other samples as directed by any local, state or federal court or governmental agency.

      Section 6.03. Noninterference

      The Parties shall use best efforts to avoid interfering with each other's use of the Property and the Premises when exercising these access rights.

      Section 6.04. Easement

      The Parties agree that Tenant's post closing access rights shall also be memorialized in a form of an easement, the terms of which shall be agreeable to both Parties, that will be executed simultaneous with and as a condition to the execution of this Lease.

                                   ARTICLE 7

                       CHANGES, ALTERATIONS AND ADDITIONS

      Section 7.01. Tenant's Right to Make Alterations

      A. Subject to the prior approval of the Landlord, which approval shall not be unreasonably withheld, delayed, or conditioned, Tenant shall be entitled to build, make any alterations, rebuildings, replacements, changes, improvements or additions to the Premises (hereinafter referred to collectively as the "Alterations" or "Improvements").

      B. Subject to the provisions herein, Tenant has the right to make any Alterations as long as Tenant complies with the requirements set forth below:

            (i) that the same shall be performed in a first class workmanlike manner;

            (ii) that before the commencement of any such work, Tenant's plans and specifications shall be filed with and approved by necessary government authorities and any public utility company and such work shall be done subject to and in accordance with all applicable law;

            (iii) all Improvements shall be and remain the property of the Tenant until the Term expires. Upon that date, Landlord shall, at its option, direct the Tenant to either deliver the Improvements to the Landlord or remove the Improvements from the Property. Tenant shall repair any damages caused by the removal of an Improvement at Tenant's cost.

            (iv) Tenant agrees to pay any increase in taxes or make payment in lieu of taxes for any increase in taxes over the base year 2000 that are assessed as a result of an Improvement or Alteration made by Tenant.

            (v) Tenant agrees that it shall provide a bond to insure the completion of any Alteration in excess of $25,000.00.

            (vi) All work shall be subject to inspection and approval by the Landlord, consistent with Landlord's approval under SubParagraph A hereof and
Section 7.02. Landlord's approval shall not be unreasonably withheld, delayed or conditioned.

      Section 7.02. Compliance with Governmental Requirements

      Any Alteration shall be made in compliance with all applicable laws, rules and governmental regulations.

      Section 7.03. Landlord's Cooperation

      Landlord shall promptly sign all permits and applications which may be required to secure any necessary approvals for the construction and/or alteration of the Improvements constructed by Tenant, in accordance with the terms of this Lease. Any request made hereunder shall be at the sole cost and expense of Tenant.

                                   ARTICLE 8

                 AFFIRMATIVE OBLIGATIONS AND COVENANTS OF TENANT

      Section 8.01. Affirmative Obligations

      Tenant covenants and agrees, at its own cost and expense, at all times during the Term, to:

      A. Comply with Laws. Comply with applicable laws, ordinances, rules and regulations of governmental authorities or obtain an exception or exemption therefrom.

      B. Garbage. Handle and dispose of all rubbish, garbage and waste from Tenant's operation in accordance with laws and ordinances. Tenant's actions under this provision shall be subject to the reasonable rules and regulations that may be established by Landlord and that shall be provided to Tenant in writing.

      C. Tenant shall have the right to contest by appropriate legal proceedings which shall be conducted diligently and in good faith in the name of Landlord or Tenant or both and without cost or expense to Landlord, the validity or applicability of any law, ordinance, order, rule, or regulation of the nature hereinabove referred to and Tenant shall have the right to delay observance thereof and compliance therewith until such contest is finally determined and is no longer subject to appeal, provided that observance and compliance therewith pending the prosecution of such proceeding may be legally delayed without subjecting Landlord to any criminal liability or fine. Tenant shall indemnify, defend and hold Landlord harmless for any damages, cost or expense incurred by Landlord as a result of Tenant's actions under this SubParagraph C.

                                   ARTICLE 9

                              WORK AT THE PREMISES

      Section 9.01. Work at the Premises

      A. Notice is hereby given that Landlord shall not be liable for any work performed or to be performed at the Premises for Tenant, or for any materials furnished or to be furnished at the Premises for Tenant, and that no mechanic's or other lien for such work or materials shall attach to or affect the interest of Landlord in and to the Premises. Any mechanic's lien filed against the Premises as a result of the Tenant's acts shall be bonded or removed by the Tenant within thirty (30) days after Tenant receives written notice of any such liens having been filed. Tenant is permitted to finance equipment, furnishings, and fixtures installed by Tenant. Landlord shall sign a waiver form acknowledging the financing and in which any such lender rights shall be acknowledged and recognized. Such waiver must provide that any lienholder will repair any damage caused in connection with the removal of any property and that any property shall be removed within sixty (60) days after the end of the Term so long as monthly payments of Annual Rent and Additional Rent are paid to the Landlord for such additional period needed to remove the property.

                                   ARTICLE 10

                            ENVIRONMENTAL CONDITIONS

      Section 10.01. Deed Notice

      Landlord and Tenant acknowledge that the Property, including the Premises, is currently the subject of a Deed Notice recorded in Deed Book 04643P, Pages 236 to 258. Landlord agrees to allow Tenant to record any modification(s) to that Deed Notice approved by the New Jersey Department of Environmental Protection ("DEP"). Landlord agrees to comply with all requirements set forth in the recorded Deed Notice and any modifications. Tenant shall implement the requirements pursuant to Article 13 and Section 10.02. Tenant shall provide notice to Landlord of any modification to the Deed Notice. Landlord shall have the opportunity to review any Deed Notice in advance of recordation; however, Landlord agrees that its review and comment on a modification to the Deed Notice shall not be inconsistent with the requirements imposed by the New Jersey Department of Environmental Protection or other federal, state, local or county agency and shall not cause Tenant to be in violation of any such requirement. Tenant further agrees to provide Landlord with a copy of any documents sent to or received from the DEP pursuant to this Section 10.01.

      Section 10.02. Permits and Approvals

      Tenant agrees that it will obtain all necessary permits and approvals for its use of the Premises. Tenant agrees that, except as provided below, Tenant will not rely on any of Landlord's permits and approvals without the express written consent of Landlord. Landlord agrees that it will not rely on any of Tenant's permits and approvals without the express written consent of Tenant. Landlord and Tenant agree that Tenant shall have a right, during the Term of the Lease, to utilize Landlord's Indirect User Permit authorizing discharge to the Middlesex County Utilities Authority and, to request that Landlord seek modification of that permit, at no cost to Landlord. Tenant further agrees that it will reimburse Landlord for any incremental increases in the cost of operating the wastewater treatment plant or Groundwater Recovery System as a result of any such request by Tenant. Landlord agrees that it will operate and maintain the Groundwater Recovery System as defined in Exhibit 4.

                                   ARTICLE 11

                                 LANDLORD'S WORK

      Section 11.01. Landlord's Work

      Landlord shall not, except as specifically provided for herein, be required to do any work to make the Demised Premises ready for Tenant's use and occupancy.

                                   ARTICLE 12

                        INSURANCE, CASUALTY, CONDEMNATION

      Section 12.01. Coverages

      A. Tenant shall, at its own cost and expense, maintain comprehensive public liability insurance against claims for personal injury, death and property damage occurring in or about the Premises; such insurance shall afford minimum protection of one million dollars ($1,000,000) with respect to the personal injury or death of any one person; one million dollars ($1,000,000) with respect to personal injury or death occurring or resulting from one occurrence naming Landlord as an additional insured.

      B. Tenant shall obtain at its own cost and expense, maintain all risk property, fire and casualty insurance in the amount of one million dollars ($1,000,000). Landlord shall be named as an additional insured.

      C. Landlord acknowledges that, except as specifically provided for in this Lease, Landlord shall have no right to any of the proceeds of said insurance and that Landlord has no insurance coverage under any policies obtained where Tenant is named as the sole loss payee.

      D. Except as provided herein, Landlord shall have the right to receive insurance proceeds for damage or destruction to the Improvements. Landlord shall have no right to any insurance proceeds covering Tenant's contents, including without limitation equipment, machinery, raw materials and product.

      E. Tenant shall advise its insurers to notify Landlord at least thirty
(30) days prior to the termination or cancellation of any insurance maintained pursuant to this Section 12.01.

      Section 12.02. Evidence of Insurance

      All insurance required to be maintained by Tenant by this Article 12 may be effected by policies of blanket insurance, covering property other than the Premises. Tenant shall furnish Landlord with reasonable proof of compliance with the requirements of this Article.

      Section 12.03. Fire or Other Casualty.

      A. In the event of a fire or other casualty affecting the Premises, Tenant shall, within one hundred twenty (120) days after the date it receives its final casualty insurance proceeds, advise Landlord in writing whether it shall: 1. commence rebuilding its Improvements; or 2. abandon the Premises; or 3. modify its use of the Premises. Tenant agrees to diligently pursue final casualty insurance proceeds.

      B. Notwithstanding anything to the contrary contained in the preceding Paragraph A of this Section or elsewhere in this Lease, during the Term, Tenant may terminate this Lease on fifteen (15) days notice to Landlord, given within one hundred twenty (120) days after Tenant's receipt of its final casualty proceeds if Tenant's Improvements shall be damaged or destroyed where the cost to repair the Improvements shall amount to ten (10%) percent or more of the cost of replacement thereof. In the event Tenant does not elect to terminate this Lease, Tenant shall, subject to receipt of any necessary municipal approvals, commence restoration one hundred and twenty (120) days from receipt of the casualty insurance proceeds and shall have the right to use said proceeds to rebuild with the remainder of the proceeds to be paid to Landlord. In the event Tenant elects to terminate the Lease, the casualty insurance proceeds shall be used, first to level the building and remove all debris caused by the casualty and the demolition of the building, then to payoff any Leasehold Mortgagee and the remaining balance to the Landlord. Notwithstanding the above, Landlord shall have no right to insurance proceeds paid as a result of loss of contents including without limitation Tenant's equipment, machinery, raw materials, product or other contents.

      C. This provisions of this Section 12.03 shall have no effect on Tenant's obligation to pay Rent pursuant to Article 3 of this Lease.

      Section 12.04. Condemnation

      A. Total or Partial Condemnation. If the whole of the Premises shall be taken for any public or any quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title shall be taken. If a substantial part of the Premises shall be taken, including a portion of Tenant's building or the property, so as to interfere with the operation of Tenant's business, then Tenant shall have the right to terminate this Lease, effective as of the actual taking, on thirty (30) days notice to the Landlord given within ninety (90) days after receipt of the Notice of Taking. In the event only a portion of the Premises (not affecting the building) shall be taken and, in Tenant's judgment reasonably exercised, the balance of the Premises after reconstruction is suitable for Tenant's business, this Lease shall not terminate and Tenant shall be entitled to use the condemnation proceeds applicable to the Improvements on the Premises to rebuild. Except as provided herein, in the event that Tenant elects not to rebuild, Landlord shall have the right to all condemnation proceeds. In the event Tenant elects to rebuild, and Landlord consents to use of the proceeds applicable to the Improvements on the Premises, Landlord shall have the right to any remaining proceeds. In the event that Tenant elects to rebuild and Landlord does not consent to the use of the proceeds applicable to the Improvements on the Premises, Tenant shall have no obligation to rebuild. This subparagraph shall have no effect on Tenant's obligation to pay Rent pursuant to Article 3 of this Lease.

      B. Disposition of Proceeds. Except as provided herein, all compensation awarded or paid upon such total or partial taking of the land comprising the Premises shall belong to and be the property of the Landlord unless Tenant is permitted by law (at the same time as Landlord is permitted to assert its claim) to assert a claim against the condemning authority enforcing the condemnation for losses sustained by the Tenant as a result of the condemnation in which case Tenant shall have a right to those proceeds. In the event Tenant is not entitled to assert a separate claim, Landlord and Tenant shall jointly file a claim asking for separate awards with respect to their respective interests. If the condemning authority will not establish separate awards, and Landlord and Tenant cannot agree upon the distribution and use of a unified award, the dispute shall be submitted to arbitration in accordance with the rules of the American Arbitration Association.

      C. Commencement of Condemnation. Landlord agrees that it will not commence a condemnation proceeding during the Term of the Lease without Tenant's consent. Landlord further agrees that it will not solicit, direct or support a condemnation by another authority during the Term of the Lease without Tenant's consent.

      D. Condemnation Process. Landlord and Tenant acknowledge that Tenant has been issued a facility permit, Exhibit 2, for Tenant's operations at the Demised Premises. In the event Tenant determines that the value offered by the condemning authority does not, in Tenant's discretion, reflect the value of this permit, Tenant reserves the right, at Tenant's cost and expense, to challenge the valuation of the Property. If Tenant pursues a challenge, Tenant shall make best efforts to prevent a delay in Landlord's receipt of proceedings and, if necessary, shall advance Landlord's proceeds in which case, Landlord shall assign its rights in the condemnation to Tenant.

                                   ARTICLE 13

                                 INDEMNIFICATION

      Section 13.01. Tenant's Indemnification of Landlord Against Liability

      Tenant hereby releases, holds harmless and agrees to defend and indemnify Landlord with respect to all actions, causes of action, obligations, expenses, liabilities, losses, penalties, fines, fees (including counsel fees and reasonable costs of investigation and defense) and costs, claims, suits and damages for personal injury, property damage and violation of any federal, state, county, or local law, statute, regulation, rule or ordinance which Landlord may incur, pay out, be exposed to and/or other be responsible for which arises from, or is related to the Premises, that is caused by Tenant's conduct, inaction, condition or discharge that: (1) occurs during the Term of the Lease and is a result of Tenant's activities on the Premises or use, non-use or maintenance of the Premises; or (2) any use, non-use or maintenance of the Premises in violation of the terms of the Lease; or (3) any negligence, willful misconduct of Tenant, or intentional acts by Tenant, its agents, employees, invitees, congregates, contractors, officers or directors; or (4) any breach or default by Tenant of this Lease or failure by Tenant to perform any of its obligations under the Lease. This indemnification is not assignable.

      Section 13.02. Landlord's Indemnification of Tenant Against Liability

      Landlord hereby releases, holds harmless and agrees to defend and indemnify Tenant with respect to all actions, causes of actions, obligations, expenses, liabilities, losses, penalties, fines, fees (including counsel fees and reasonable costs of investigation and defense) and costs, claims, suits and damages for personal injury, property damage and violation of any federal, state, county or local law, statue, regulation, rule or ordinance which Tenant may incur, pay out, be exposed to and/or otherwise be responsible for which arises from, or is related to the Property, that occurs as: (1) a result of Landlord's activities on the Property, including the Premises, or (2) arises or is related to the operation and maintenance or failure to operate or maintain the Groundwater Recovery System; or (3) a result of any negligence, willful misconduct of Landlord, or intentional acts by Landlord, its agents, employees, invitees, congregates, contractors, officers or directors; or (4) any breach or default by Landlord of this Lease or failure by Landlord to perform any of its obligations under the Lease. This indemnification is not assignable except as provided at Article 15.

                                   ARTICLE 14

         LANDLORD'S REMEDIES IN EVENT OF TENANT'S DEFAULT OR BANKRUPTCY

      Section 14.01. Events of Default

      Tenant shall be in default of this Lease if any one or more of the following events (referred to herein as "Events of Default") occurs:

      A. Tenant defaults in the payment of Annual Rent and/or Additional Rent and such defaults continues for thirty (30) days after notice.

      B. Except as set forth in Subparagraph A above, Tenant defaults in the observance or performance of any covenant or provision of this Lease and such default continues for sixty (60) days after notice of such default from Landlord provided, however, if such default cannot by its nature be cured within such sixty (60) day period, no event of default shall be deemed to exist as long as Tenant has commenced curing the same within such sixty (60) day period and diligently prosecutes the cure.

      C. Tenant shall make an assignment for the benefit of creditors or shall assign or sublet, except as permitted hereunder.

      D. A voluntary petition is filed by Tenant under any laws for the purpose of adjudication of Tenant as a bankrupt or the extension of the time of payment, composition, arrangement, adjustment, modification, settlement or satisfaction of the liabilities of Tenant, or the reorganization of Tenant under the Bankruptcy Act of the United States or any future laws of the United States having the same general purpose, or receivers appointed for Tenant by reason of insolvency or alleged insolvency of Tenant; an involuntary petition shall be filed against Tenant for such relief and shall not be dismissed within sixty (60) days.

      Section 14.02. Termination of Lease

      Landlord, notwithstanding any other right or remedy it may have under the Lease, at law or in equity, may, in an event of Default and Tenant's failure to cure as set forth above, terminate the Lease, by written notice to Tenant setting forth the basis therefor and effective not less than ninety (90) days thereafter, whereupon, upon such effective date, this Lease shall terminate (with the same effect as if such date were the date fixed herein for the natural expiration of the Term), Tenant shall surrender the Premises to Landlord. In such event, Landlord may, without further notice, enter the Premises, repossess the same and dispossess Tenant and all other persons and property therefrom.

      Section 14.03. Landlord's Damages

      If Landlord so terminates the Lease, Tenant shall pay Landlord, as damages in a sum equal to the Annual Rent, when the same would have been payable over the remaining Term if not for such termination.

      Section 14.04. No Waiver

      The failure of either Party to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. No provision of this Lease shall be deemed to have been waived by either Party unless such waiver be in writing signed by the Party against whom waiver is sought.

                                   ARTICLE 15

                            ASSIGNMENT AND SUBLETTING

      Section 15.01. Right of Assignment

      At any time during the Term Tenant may, upon not less than ten (10) days written notice to Landlord, sublet or assign this Lease to an Affiliate of the Tenant without consent of the Landlord. Affiliate shall be defined as a parent or wholly owned subsidiary of the Tenant. As to Landlord, Tenant shall retain responsibility for Tenant's obligations hereunder, notwithstanding any assignment or subletting. All other assignments or sublettings require Landlord's approval in Landlord's sole discretion.

      A. In the event of any sublease or assignment, Tenant shall remain fully and primarily liable for all terms and conditions of the Lease as a principal and not as a surety. In the event of an assignment, the assignee, other than a Leasehold Mortgagee, shall assume all of the Tenant's obligations under the Lease.

      Section 15.02. Landlord's Right to Collect Rent

      If this Lease is assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant at any time and from time to time, collect Annual Rent and Additional Rent and all the charges from the assignee, sublessee or occupant and apply the net amount collected to such sums reserved herein.

                                   ARTICLE 16

                                 EFFECTIVE DATE

      Section 16.01. Effective Date

      This Lease shall be executed on the Closing Date by the Landlord and shall take effect on the Closing Date as defined in the Agreement for Transfer of Ownership to which this Lease is an Exhibit.

                                   ARTICLE 17

                           EXONERATION OF INDIVIDUALS

      Section 17.01. Exoneration

      If the Landlord or any successor in interest shall be an individual, joint venture, trust, tenancy in common, limited liability company, firm or partnership, general or limited there shall be no personal liability on such individual or on any member of such joint venture, limited liability company, trust, tenancy in common, firm or partnership in respect to any of the covenants or conditions of this Lease. The Tenant shall look solely to the equity of the Landlord in the Property and not its directors, shareholders, officers, members, employees or agents in the event of a breach by the Tenant of any of the covenants or conditions of this Lease or any liability arising out of the Tenant's use or occupancy of the Premises.

                                   ARTICLE 18

                                     NOTICES

      Section 18.01. Notices

      All notices, demands and requests which may or are required to be given by either party to the other shall be in writing. All notices, demands and requests by the Landlord to the Tenant shall be sent by either (i) United States Certified Mail, return receipt requested, postage prepaid; (ii) nationally recognized overnight carrier; (iii) one day U.S. Post Office delivery; or (iv) personal receipted delivery addressed to the Tenant, at the address set forth above Attention: Thomas L. Moran or at such other place as the Tenant may from time to time designate in a written notice to the Landlord. Additionally, copies of all notices to Tenant shall be sent to: Margaret B. Carmeli, Esq., c/o Giordano, Halleran & Ciesla, P.C., 125 Half Mile Road, Middletown, New Jersey 07748. All notices, demands and requests by the Tenant to the Landlord shall be sent by (i) United States Certified Mail, postage prepaid, return receipt requested, (ii) nationally recognized overnight carrier;

(iii) one day U.S. Post Office delivery; or (iv) personal receipted delivery addressed to the Landlord as follows: Business Administrator, Township of Woodbridge, One Main Street, Woodbridge, NJ 07095. Additionally, copies of all notices to Landlord shall be sent to Director of Law, Township of Woodbridge, One Main Street, Woodbridge, NJ 07095. Notices, demands and requests which shall be served upon the Landlord or the Tenant in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder five (5) days after such notice, demand or request shall be mailed or on the date of personal delivery, whichever is applicable.

                                   ARTICLE 19

                                    SECURITY

      Section 19.01. Security

      Landlord agrees to provide security for the Term of the Lease and thereafter, until Tenant advises Landlord that such measures are no longer required, in accordance with the requirement of Tenant's facility permit issued pursuant to the Resource Conservation and Recovery Act. Not withstanding any other provision herein, this Section shall survive the breach, termination or end of the Term of this Lease.

                                   ARTICLE 20

                         QUIET ENJOYMENT - CONVEYANCE BY
                    LANDLORD-REPRESENTATIONS BY THE LANDLORD

      Section 20.01. Quiet Enjoyment

      Tenant, upon paying the Annual Rent and all Additional Rent and other charges herein provided for and performing all covenants and conditions of this Lease, on its part to be performed, shall quietly have and enjoy the Premises during the term, without hindrance or molestation by Landlord or any other person claiming through Landlord.

      Section 20.02. Conveyance by Landlord

      Landlord shall not convey the Premises during the Term in accordance with the Agreement For Transfer of Ownership to which this Lease is an Exhibit.

      Section 20.03. Representations and Warranties of Landlord

      Landlord represents and warrants that to the best of its knowledge:

      A. Landlord has good and marketable title in fee simple to the Premises, free of all liens, mortgages, pledges, encumbrances, security interest, leases, conditional sales agreements or charges of any kind or character.

      B. The execution and delivery of this Lease and the consummation of the transaction contemplated hereby will not result in a violation of any requirement or a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, permit, franchise, agreement or other instrument to which Landlord is a party, or by which Landlord or the Premises may be bound.

      C. There are no condemnation, zoning or other land use proceedings (including, without limitation, abatement proceedings), either instituted or planned to be instituted, which would affect in any way the use and operation of the Premises or the value of the Premises.

      D. There are no contemplated special assessments affecting the Premises.

      E. As shown on Exhibit 3 annexed hereto, there is an unfettered and unimpeded means of ingress and egress to the Premises across the Property and such ingress and egress shall remain unimpeded during the entire Term. Landlord agrees to execute in recordable form for the benefit of the Premises a non-exclusive ingress and egress easement over the area shown on Exhibit 3 and labeled ingress and egress easement thereon. The easement shall include a requirement that Landlord or its successors or assigns maintain the easement area. Landlord shall retain a right to reconfigure the easement so long as any reconfiguration provides Tenant with an equivalent means of ingress and egress.

                                   ARTICLE 21

                              ESTOPPEL CERTIFICATE

      Either party hereto shall, within twenty (20) days after notice by the other party, execute, acknowledge and deliver to such other party or any other party specified by such other party, a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there are modifications, that this Lease, is in full force and effect as modified, and stating the modifications) and (ii) the date to which the Annual Rent and Additional Rent payable by Tenant hereunder has been paid, and (b) whether or not to the best knowledge of the signer of the certificate, the other party is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying in detail each such default.

                                   ARTICLE 22

                           [INTENTIONALLY LEFT BLANK]

                                   ARTICLE 23

                                    SURRENDER

      Section 23.01. Conditions of Surrender

      Except as set forth in this Lease, on the last day or sooner termination of the Lease, Tenant shall quit and surrender the Premises broom-clean without damage, except reasonable wear and tear, together with all additions and Improvements which may have been made in, on, or to the Premises consistent with
Article 7 herein In the event Tenant remains in possession of the Premises after the expiration of the Term created hereunder, and without the execution of a new lease, Tenant shall be deemed to be holding over and the rate of use and occupation shall be equal to the twice monthly payment of Annual Rent payable for the last month of the Term, or any renewal thereof, plus any Additional Rent as calculated on a month by month basis.

      Section 23.02. Tenant's Property

      Any property left at the Premises by the Tenant at the expiration of the Term or, when Tenant vacates the Premises, shall be deemed abandoned. Landlord may sell or dispose of said property in any manner it deems appropriate.

                                   ARTICLE 24

                               LEASEHOLD MORTGAGE

      Section 24.01. Leasehold Mortgage

      In the event Tenant gives a leasehold mortgage or collaterally assigns the Lease to a lender ("Leasehold Mortgagee") so long as there is a Leasehold Mortgage outstanding or the Lease is collaterally assigned, the Parties agree as follows:

      A. If the holder of a Leasehold Mortgage shall have registered with Landlord by notice specifying the name and address of such Leasehold Mortgagee, Landlord thereafter shall give to such Leasehold Mortgagee a copy of each notice of default for which provision is made under this Lease at the same time as and whenever such notice shall be given by Landlord to Tenant, such copy to be addressed to such Leasehold Mortgagee at the address last furnished to Landlord as provided hereinabove. In the event of any such registration, Landlord shall not be entitled to serve a notice of cancellation and termination upon Tenant unless a copy of any prior notice of default shall have been given to such Leasehold Mortgagee as hereinabove provided and the time as hereinafter specified for the curing of such default shall have expired without the same having been cured. The performance by any such Leasehold Mortgagee of any condition or agreement on the part of Tenant to be performed hereunder will be deemed to have been performed with the same force and effect as though performed by Tenant.

      B. Landlord will accept performance by the Leasehold Mortgagee, within the following periods (time being of the essence) of any term, covenant and condition on Tenant's part to be performed hereunder, with the same force and effect as though timely performed by Tenant (provided that under no circumstances shall the Leasehold Mortgage be required to so perform):

            (i) As to any Annual Rent, Additional Rent and all other charges payable hereunder within 30 days after notice of such default; and

            (ii) As to all other defaults hereunder, before the later of (a) 60 days after such notice, or (b) the time needed to effect such cure if such default cannot be cured within such period and Leasehold Mortgagee commences to so cure within such period and diligently and continuously proceeds therewith.

      Landlord acknowledges that Leasehold Mortgagee may not be able to effect any cures until such time as Leasehold Mortgagee acquires title and possession of the Premises through exercise of the remedies available to it under the Leasehold Mortgage and agrees that the time periods described in (ii) above shall be automatically extended so as not to commence running until the Leasehold Mortgagee so acquires title and possession. The foregoing shall not limit Tenant's right to cure under the Lease. Landlord further acknowledges that Leasehold Mortgagee cannot be expected to cure and will not be required to cure defaults which are personal to Tenant and not susceptible of cure by Leasehold Mortgagee as a precondition to the rights of Leasehold Mortgagee hereunder.

      C. Landlord shall not exercise its right to terminate this Lease, as hereinbefore provided, during the time that the Leasehold Mortgagee, having registered with Landlord pursuant to Section 24.01(A) above, shall require to complete its remedies under the Leasehold Mortgage, provided, however,

            (i) That the Leasehold Mortgagee proceeds, promptly and with due diligence, with the remedies under its mortgage on the leasehold estate and thereafter prosecutes and completes the same with all due diligence; and

            (ii) That the Leasehold Mortgagee shall pay to Landlord the Annual Rent, Additional Rent, and all other charges required to be paid by Tenant hereunder which have accrued and which shall become due and payable during said period of time.

      D. Landlord shall also be obligated to give any notice of cancellation and termination to the Leasehold Mortgagee, who shall have registered with Landlord pursuant to Section 24.01(A) above, simultaneously with such notice being given to Tenant. No such notice to Tenant shall be effective to terminate this Lease if the Leasehold Mortgagee notifies Landlord in writing, within thirty (30) days after receipt by the Leasehold Mortgagee of such notice of cancellation and termination, that (i) the Leasehold Mortgagee, or any designee or nominee which the Leasehold Mortgagee may designate or name in such notice, elects to lease the Premises from the date of termination of this Lease (as specified in the notice of cancellation and termination) for the remainder of the term of this Lease, at the Rent, Additional Rent above, and other charges herein reserved, and otherwise upon the same terms, covenants and conditions as are herein set forth, with the same relative priority in time and in right as this Lease and having the benefit of and vesting in the Leaschold Mortgagee, its designee or nominee, of all of the rights, title, interest, powers and privileges of the Tenant hereunder, and (ii) the Leasehold Mortgagee or such designee or nominee further obligates itself to comply within sixty (60) days after delivery to Landlord of such election: (a) to cure the default upon which such termination was based (or in the case of a monetary default any delinquent payments are made within thirty (30) days after the Tenant's time period to make the payment has expired) and any other then existing defaults under this Lease, or in respect to any default not capable of curing within such sixty (60) days, or which cannot be cured without entry into possession, to proceed and effect cure with due diligence following delivery of possession, (b) to pay to Landlord at the time of execution and delivery of such new lease all Rent and Additional Rent and other charges due under this Lease up to and including the date of commencement of the term of such new lease, and (c) to pay to Landlord all expenses and reasonable attorneys' fees incurred by Landlord in connection with any such default and with the preparation, execution and delivery of such new lease.

      Upon compliance by the Leasehold Mortgagee, its designee or nominee, within such time, Landlord shall thereupon execute and deliver such new lease (the "New Lease") to the Leasehold Mortgagee, its designee or nominee, having the same relative priority in time and in right as this Lease and having the benefit of all of the right, title, interest, powers and privileges of the Tenant hereunder in and to the Premises, including specifically an assignment of Landlord's interest in and to any then existing sublease where the subtenant may have attorney to Landlord and may have been recognized by Landlord and which, at the time of cancellation or termination of this Lease, was prior in right to the Leasehold Mortgage or which by separate agreement or by its terms had been granted non-disturbance privileges. Landlord agrees that it will not modify or amend any of the terms or provisions of any such sublease so assigned during the period between the expiration or termination of this Lease and the execution and delivery of the new lease.

      Landlord shall not be obligated to deliver physical possession of the Premises or the buildings and improvements on, under or above the Premises to either the Leasehold Mortgagee or its designee or nominee. In the event, however, that at the time the new lease is executed Tenant hereunder shall be in possession of the Premises and of said buildings and improvements, Landlord, at the request and expense of the Leasehold Mortgagee, its designee or nominee, as the new tenant, will take all appropriate steps to remove Tenant from the Premises and from said buildings and improvements, but shall not be liable to such new tenant for any damages resulting from any delay of Tenant in vacating the Premises, or from any failure to vacate them and there shall be no abatement of rent by reason thereof.

      E. A Leasehold Mortgagee may enforce its rights under its mortgage and acquire title to the leasehold estate in any lawful way, and pending foreclosure of such Leasehold Mortgage take up possession of the Premises; subject, however, to the terms and conditions of this Lease and the rights of the holder of any Leasehold Mortgage that is senior in lien to the Leasehold Mortgage in question. During such time as a Leasehold Mortgagee is the owner and holder of the leasehold estate and

Tenant's interest hereunder, whether by foreclosure or otherwise, such interest acquired hereunder shall be subject to all of the terms, conditions and provisions of this Lease.

      F. Landlord shall upon Tenant's reasonable request execute, acknowledge and deliver to Tenant and/or each Leasehold Mortgagee an agreement prepared at the cost and expense of Tenant and in form satisfactory to such Leasehold Mortgagee, confirming all or any of the provisions of this Section.

      G. The granting of a Leasehold Mortgage by Tenant shall not be deemed to constitute an assignment or transfer of this Lease or of the leasehold estate hereby created, nor shall any Leasehold Mortgagee, as such, be deemed to be an assignee or transferee of this Lease or of the Leasehold Estate hereby created so as to require such Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants, or conditions on the part of the Tenant to be performed hereunder, but the purchaser at any sale of this Lease and of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignee or transferee of this Lease and of the leasehold estate hereby created under any instrument of assignment or transfer in lieu of the foreclosure of any Leasehold Mortgage, shall be deemed to be an assignee or transferee, and shall be deemed to have agreed to perform all of the ten-ns, covenants, and conditions on the part of the Tenant to be performed hereunder from and after the date of such purchase and assignment, but only for so long as such purchaser or assignee is the owner of the leasehold estate.

      H. Any Leasehold Mortgagee or other acquirer of the leasehold estate of Tenant pursuant to foreclosure, assignment in lieu of foreclosure of a tenant or other proceedings may, upon acquiring Tenant's leasehold estate, without further consent of Landlord, sell and assign the leasehold estate on such terms and to such persons and organizations as are acceptable to such Leasehold Mortgagee or acquirer and thereafter be relieved of all obligations under this Lease.

      I. Notwithstanding any other provision of this Lease, any sale of this Lease and of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assigmuent or transfer of this Lease and of the leasehold estate hereby created in lieu of the foreclosure of any Leasehold Mortgage, shall be deemed to be a permitted sale, transfer, or assignment of this Lease and of the leasehold estate hereby created.

      J. Nothing herein contained shall require any Leasehold Mortgagee or its designee as a condition to its exercise of its rights hereunder to cure any default of Tenant not reasonably susceptible of being cured by such Leasehold Mortgagee or its designee in order to comply with the provisions of this Article. The financial condition of any Leasehold Mortgagee or successor to Tenant's interest under this Lease or a new lease shall not be a consideration in the determination of the reasonable susceptibility of cure of any default hereunder. No default, the cure of which and no obligation of Tenant, the performance of which, requires possession of the Premises shall be deemed reasonably susceptible of cure or performance by any Leasehold Mortgagee or successor to Tenant's interest under this Lease or a new lease not in possession of the Premises, nor shall any Leasehold Mortgagee be required to cure the bankruptcy, insolvency, or any related or similar condition of Tenant.

      K. No payments made to Landlord by a Leasehold Mortgagee shall constitute an acknowledgement that such payment was, in fact, due under the terms of this Lease.

      L. In the event of any proceeding by either Landlord or Tenant under the United States Bankruptcy Code as now or hereafter in effect:

            (i) if the Lease is rejected in connection with a bankruptcy proceeding by the Tenant or a trustee in bankruptcy for the Tenant, such rejection shall be deemed an assignment by Tenant to the Leasehold Mortgagee (or if there is more than one Leasehold Mortgagee, to the one highest in priority) of the Leasehold Estate and all of Tenant's interest under this Lease, in the nature of an assignment in lieu of foreclosure, and this Lease shall not terminate and the Leasehold Mortgagee shall have all the rights of the Leasehold Mortgagee under this Lease, as if such bankruptcy proceeding had not occurred, unless such Leasehold Mortgagee shall reject such deemed assignment by notice in writing to Landlord within thirty (30) days following rejection of the Lease by Tenant or Tenant's trustee in bankruptcy. If any court of competent jurisdiction shall determine that this Lease shall have been terminated notwithstanding the terms of the preceding sentence as a result of rejection by Tenant or the Trustee in connection with any such proceeding, the rights of any Leasehold Mortgagee to a new lease from Landlord pursuant to this Section 24.01 hereof shall not be affected thereby.

            (ii) If the Lease is rejected by Landlord or by Landlord's trustee in bankruptcy;

                  (a) Tenant shall not have the right to treat this Lease as terminated except with the prior written consent of all Leasehold Mortgagees; and the right to treat this Lease as terminated in such event shall be deemed assigned to each and every Leasehold Mortgagee, whether or not specifically set forth in any such Leasehold Mortgage, so that the concurrence in writing of Tenant and each Leasehold Mortgagee shall be required as a condition to treating this Lease as terminated in connection with such proceeding.

                  (b) If this Lease is treated as not having been terminated in accordance with subsection (i) above, then this Lease shall continue in effect upon all the terms and conditions set forth herein, including Annual Rent, Additional Rent, and all options to renew, but excluding requirements that are not then applicable or pertinent to the remainder of the term hereof. Thereafter, Tenant or its successors shall be entitled to offset against Annual Rent and Additional Rent payable hereunder any damages arising from such rejection and any such offset properly made shall not be deemed a default under this

                  Lease. The lien of any Leasehold Mortgage then in effect shall extend to the continuing possessor rights of Tenant following such rejection with the same priority with respect to each such Leasehold Mortgage as it would have enjoyed had such rejection not taken place.

      M. Notwithstanding anything to the contrary set forth in this Lease, in the event the Leasehold Mortgagee takes possession of the Premises, forecloses on its leasehold mortgage, or takes an assignment of the Lease from the Tenant, the Leasehold Mortgagee shall be entitled to surrender the Premises to the Landlord. In the event on the date of the surrender of the Premises all of the Rent and Additional Rent have been paid up through and including the date of surrender, and the Premises are delivered vacant, then the Leasehold Mortgagee shall have no further liability under this Lease. Nothing set forth herein shall be deemed to release the Tenant from any default under this Lease.

      N. The Leasehold Mortgagee shall have no right to assign the Lease unless Landlord consents and shall not assign the Lease without Landlord's written consent.

      O. The Leasehold Mortgagee shall have no right to delay payment.

                                   ARTICLE 25

                                  MISCELLANEOUS

      Section 25.01. Submission of Lease

      Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to Lease, and it is not effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

      Section 25.02. Governing Law

      This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey ("State") and shall be deemed to have been created by both Parties.

      Section 25.03. Broker

      Tenant and Landlord warrants and represents that they have dealt with no realtors, brokers or agents in connection with the negotiation of this Lease and the renting of the Premises. Should any claims be made for brokerage commissions through or on account of dealings of one Party or its agents or representatives, that Party shall indemnify, defend and hold the other Party harmless against any liability in connection therewith.

      Section 25.04. Savings Clause

      It is the desire and intent of the Parties that the provisions of this Lease shall be enforced to the fullest extent permitted by law. Accordingly, the invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of any other provision of this Lease, which shall remain in full force and effect, nor shall the invalidity or unenforceability of any portion of any provision of this Lease affect the validity or enforceability of the balance of such provisions.

      Section 25.05. Signs

      Upon receipt of written approval from Landlord, which shall not be unreasonably delayed, conditioned or withheld, Tenant shall have the right to install exterior signs (including pylon signs) on the Premises which conform to all applicable laws and ordinances. Tenant shall maintain all signs on the Premises in a good state of repair and save the Landlord harmless from any loss, cost or damage as a result of the erection, maintenance, existence of the same, and shall repair any damage which shall have been caused by the erection, existence or maintenance of such signs.

      Section 25.06. Non-Merger; No Fee Estate Subordination

      There shall be no merger of this Lease, or of the leasehold estate created by this Lease, with the fee estate in the Premises by reason of the fact that this Lease, the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, may be held, directly or indirectly, by or for the account of any person who shall own the fee estate, and no such merger shall occur unless and until all persons at the time having an interest in the fee estate in the Premises and all persons (including the Leasehold Mortgagee) having an interest in this Lease, or in the leasehold estate created by this Lease, shall join in a written instrument effecting such merger and shall duly record the same.

      Section 25.07. Parties Bound

      The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the Landlord and Tenant and their respective legal representatives, heirs, successors and, except as specifically provided in this Lease, their assigns.

      Section 25.08. Number and Gender

      For purposes of this Lease, the singular shall include the plural and the plural shall include the singular, and the masculine shall include the feminine and the neuter, as the context may require.

      Section 25.09. Captions

      The captions contained herein are for the convenience of the parties only. They do not in any way modify, amplify, alter or give full notice of the provisions hereof.

      Section 25.10. Counterparts

      This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

      Section 25.11. No Surrender

      Except as provided in this Lease, no surrender to Landlord of this Lease or of the Premises, or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and consented to in writing by any and all Mortgagees, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, consented to as aforesaid, shall constitute an acceptance of any such surrender.

                                   ARTICLE 26

                            CONFIDENTIAL INFORMATION

      Section 26.01. Confidential Information

      To the extent permitted by law, any Party may designate any data, information, reports or documents provided to the other as "Confidential Information". Except as required by applicable law or action of governmental agents acting under color of authority, neither Party shall, without the written consent of the other Party, disclose any Confidential Information to any third party.

                           (INTENTIONALLY LEFT BLANK)

      IN WITNESS WHEREOF the Landlord and Tenant have caused these presents to be signed by their duly authorized agent on the day and year above written.

SIGNED AND AGREED TO BY:

                                 Date Signed:   WOODBRIDGE TOWNSHIP

/s/                              6/8/00         By: /s/
------------------------------   ------------       ----------------------------
John M. Mitch, Municipal Clerk                      James E. McGreevey, Mayor


                                                CP CHEMICALS, INC.

Attest:                                         Seller

/s/                              4/18/00        By /s/
------------------------------   ------------       ----------------------------
Secretary                                          Senior Vice President &
                                                   Chief Regulatory Officer

                                  EXHIBIT LIST*

Exhibit 1   Description of Premises

Exhibit 2   RCRA Permit

Exhibit 3   Site Map

Exhibit 4   Description of Groundwater Recovery System
            Appendix 1 - As-Built Site Plan - 1 of 3 and Details - 2 of 6 prepared by Sadat Associates, Inc.
            Appendix 2 - Wastewater Treatment Plant Layout - 2 of 3 and Wastewater Treatment Plant P& I - 3 of 3 prepared by Sadat Associates, Inc.
            Appendix 3 - Indirect Discharge Permit
            Appendix 4 - Deed Notice
            Appendix 5 - Easement

* Exhibits omitted